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                                                                    Exhibit 23.2


                        Consent of Independent Auditors
                        -------------------------------


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Post Effective Amendment No. 1 to Form S-1 on Form S-3 Nos. 333-32156, 333-38854) and related Prospectus of ACT Teleconferencing, Inc. for the registration of 400,000 warrant shares and to the incorporation by reference therein of our report dated February 8, 2000, with respect to the consolidated financial statements and schedule of ACT Teleconferencing, Inc. included in its Annual Report (Form 10-KSB/A) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP


Denver, Colorado
November 13, 2000